                                                                   EXHIBIT 10.2

                                 OFFICE LEASE

     THIS LEASE made this 1st day of January, 2001, by and between CENTRE BUILDING COMPANY, a Michigan partnership, whose address is Suite 1, 18645 Canal Road, Clinton Township, Michigan 48038, hereinafter referred to as "Lessor", and CHATEAU COMMUNITIES, INC., a Maryland corporation, whose address is 6160 South Syracuse Way, Greenwood Village, CO 80111, hereinafter referred to as "Lessee".

     W I T N E S S E T H:

     The parties hereby mutually agree and covenant as follows:

1. The Lessor in consideration of rents to be paid and covenants and agreements to be performed by Lessee does Lease unto Lessee, the following described premises, situated in the Charter Township of Clinton, State of Michigan, to-wit:

               Office space presently occupied at 19500 Hall Road, Clinton Township, Michigan 48038

2. Lessee shall have a non-exclusive right to use of common areas, including the parking lot, building entrance and building foyer.

3. Excluded from this Lease are areas presently occupied by other Lessees, including: Suite 120.

4. The term of this Lease shall be for a period of three (3) years from and after the date of commencement, which shall be January 1, 2001.

5. Lessee shall pay for rent of said premises for said term in lawful money of the United States, payable in monthly installments in advance upon the first day of each month and every month with the first payment to be due January 1, 2001, and thereafter rental payments shall be due in advance on the first of each month. Payments overdue on or after the 10th of each month shall result in the imposition of a late payment fee, payable forthwith of 1% of the monthly payment overdue in addition to overdue rent.

6. Lessor shall maintain and keep clean all common areas including, but not limited to, bathrooms, parking lot, entranceways and sidewalks and shall in addition thereto remove snow from sidewalks, driveways and parking areas. Lessee shall provide janitor service within the office space area occupied by Lessee.

7. Lessee shall pay to the Lessor upon demand, any increase in real estate taxes over the taxes assessed in 2000 any percentage increase in the Consumer Price Index compounded annually. The Consumer Price Index shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers, United States, All Items, and Major Group Figures, Revised 1988 (1982-1984=100)" which is now published monthly in the "Monthly Labor Review", the Bureau of Labor Statistics of the United States Department of Labor or its successor index.

8. Lessor shall supply the premises with water, heat, and air conditioning. Heat and air conditioning shall be furnished during reasonable business hours, twelve (12) hours per day, Monday through Friday, and nine (9) hours on Saturday. Lessor shall not be liable to Lessee nor shall rent be abated in whole or in part for failure or delay in furnishing water, heat, air conditioning, electric current, or janitorial or maintenance service when such failure or delay is occasioned by repairs, renewals, improvements, strike, lock out, labor controversy, accident, or casualty, or by any cause beyond the reasonable control of Lessor. Such failure or delay shall not be deemed and active eviction or breach of covenant of quite enjoyment against Lessee, nor shall such failure or delay in any way operate as a release from the prompt and punctual performance of Lessee's covenants under this Lease, including payment of rent, nor shall such failure or delay serve as a basis for the escrow of Lease payments.

9. The parties mutually agree that the net square footage at the time of commencement for the calculation rent is one thousand ninety-six (7,656) square feet. Rent shall be calculated as follows:

          Commencing January 1, 2001    $17.77/sq.ft.  $11,337.26/mo.

          Commencing January 1, 2002    $17.77/sq.ft.  $11,337.26/mo

          Commencing January 1, 2003    $17.77/sq.ft.  $11,337.26/mo

10. Lessor shall pay all charges made for water during the continuance of this Lease, except where water consumption is increased solely through the acts or omissions of Lessee, its agents, or contractors.

11. If Lessee shall default in any payment or expenditure other than rent required to be paid or expended by Lessee under the terms hereof and shall default shall continue for thirty (30) days following written notice to Lessee of such default, the Lessor, at its option, may make payment of such expenditure, in which event the amount thereof shall be payable as rental to the Lessor by the Lessee on the next ensuing date for the payment of monthly installments, together with interest at eleven (11%) per cent per annum from the date of such payment or expenditure by Lessor. Such remedy shall be cumulative and Lessor shall have the same remedies as on default in payment of rent.

12. The Lessee covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet said premises or any part thereof without the written consent of Lessor, which consent shall not be unreasonably withheld. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give the Lessor the right to terminate this Lease and to reenter and repossess the leased premises and any other remedies provided by law.

13. If the estate created by this Lease shall be taken in execution or by other process of law, or if Lessee shall be declared bankrupt or insolvent according to law, or any receiver be appointed for the business and property of Lessee, or if any assignment shall be made of the Lessee's property for the benefit of creditors, at the option of Lessor, this Lease may be cancelled or Lessor may accelerate the balance of funds due pursuant to the Lease.

14. The Lessor reserves the right to subject and subordinate this least at all times. to the lien of any mortgage or mortgages, now or hereafter placed upon the Lessor's interest in the said premises or any portion thereof, and on the land and buildings of which the said premises are a part or upon any buildings hereinafter placed upon the land of which the leased premises form a part. The Lessee covenants and agrees to execute and deliver upon demand, such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages, as shall be desired by the Lessor and any mortgagees or proposed mortgagees, and hereby irrevocably appoints the Lessor the attorney in fact of the Lessee to execute and deliver any such instrument or instruments for and in the name of the Lessee.

15. During the continuance of this Lease, the premises shall be used and occupied solely for general office and for no other purpose or purposes, without the written consent of the Lessor, and Lessee will not use the premises for any purpose in violation of any law, municipal ordinance, or regulation, or permit any nuisance, trade or occupation considered by insurers as increasing risks and/or resulting in premium increase, nor will Lessee perform any other acts or carry on any other practice which will injure the premises or the building in which it is located or be a menace to other tenants in said building. The Lessee shall, at its own expense, under penalty of forfeiture and damages, promptly comply with all laws, orders, regulations, and ordinances, of all municipal, county, state and federal authorities, affecting Lessee's use of the premises. On any breach of this agreement as determined by a court of law, the Lessor may at its option terminate this Lease forthwith and reenter and repossession the leased premises as a cumulative remedy.

16. If the premises are damaged or destroyed in whole or in part by fire or other casualty, Lessor shall repair and restore the same to good tenable condition with reasonable dispatch. Rent as provided shall abate entirely for the entire premises are rendered untenable and prorata for the portion rendered untenable in case a part is only untenable until the same shall be restored to a tenable condition, provided that if Lessee shall fail to adjust his insurance or remove damaged goods, wares, equipment or property within a reasonable time, and as a result thereof, the repairing or restoration is delayed there shall be no abatement of rental during the period of such delay and provided further that there shall be no abatement of rental if such fire or other cause, damaging or destroying the leased premises shall result from the negligence or wilful act of the Lessee, its agents, or employees, and provided further that if Lessee shall use any part of the leased premises for storage during the period of repair, a reasonable charge shall be made therefor against the Lessee and provided further that in case the leased premises or the building in which they are part shall be destroyed to the extend of more than one-half of the value thereof, Lessor at its option may terminate this lease by written notice to the Lessee.

17. Lessor, after written notice from Lessee, and having reasonable opportunity to obtain necessary workmen, agrees to keep in good repair the common areas of the premises, the foundation, roof, four outer walls and exterior windows and door in the premises, the Lessor shall not be required to make any repairs occasioned by the acts or omissions of Lessee, its officers, agents, employees or contractors. Lessee shall at its own expense replace any interior glass in doors and frames and hardware thereof which may become broken or damaged which relate to its premises.

18. Lessee agrees to indemnify and hold harmless Lessor for any liability for damage to any person or property, in, on or about said leased premises from any cause whatsoever and Lessee shall procure and keep in effect during the term hereof public liability and insurance for the benefit of Lessor in the sum of One Million ($1,000,000.00) Dollars for damages resulting to one person and/or one occurrence and Five Hundred Thousand ($500,000.00) Dollars property damage resulting from any one occurrence. Such insurance shall provide for the Lessor as a named additional insured and shall be designated as primary. Such insurance shall further provide for thirty (30) days notice to Lessor prior to cancellation. Lessee shall deliver policies to Lessor and upon failure to do so, Lessor may at its option obtain such insurance and the cost thereof plus interest at the rate of seven (7%) percent per annum shall be paid as additional rent due and payable upon the next ensuing rent day.

19. Except as provided in paragraph 17, Lessee will at its own expense during the continuation of this Lease keep the premises and every part thereof in as good repair and at the expiration of the term yield and deliver the same in like condition as when taken, reasonable use and wear and damage by the elements excepted. Lessee shall not make any alterations, additions, or improvements to said premises without the Lessor's written consent and alterations, additions, or improvements upon the premises, except movable office furniture and equipment installed at the expense of Lessee shall be the property of the Lessor and shall remain upon and be surrendered with the premises at the termination of this Lease without molestation or injury.

20. Lessor may enter the premises at reasonable times and make repairs, installations, and replacements deemed by the Lessor essential to the use and occupancy of all tenants and occupants of the building.

21. If the whole of the premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease as of the day of possession by such public authority and any rent shall be paid up to that day with a proper proportion of refund by Lessor of any prepaid rent.

          If the whole of any parking area of the office building site shall be taken by any authority under the power of eminent domain, then the term of this Lease shall cease as of the date possession shall be taken by such public authority, provided this Lease shall continue in full force and effect if, within ninety (90) days of such taking, Lessor provides other parking facilities abutting the office building site with a ratio substantially equal to the previously existing ratio between parking and office building.

          If less than the whole, but more than twenty-five (25%) percent shall be taken under eminent domain, either party shall have the right to terminate this Lease by notice in writing delivered to the other party within ten (10) days of such taking and Lessee shall have the further right by like notice to terminate in the event so much of the premises shall be taken and shall render a remaining portion unsuitable for Lessee's purposes. If neither party elects to terminate this Lease, Lessee shall continue in possession of the remainder of the premises and all of the terms of this Lease shall continue in full operative force and effect, except that the rent shall be reduced to the proportion of the value of the premises taken and Lessor at its own cost and expense shall make all repairs or alterations to the building necessary to constitute the remaining premises and complete architectural unit substantially like the original premises.

          All damages awarded for any taking under the power of eminent domain, whether for the whole or a part of the premises, shall belong to and be the property of the Lessor whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the premises; provided, that Lessor shall not be entitled to any award made to Lessee for the loss of business or removal of furniture and other equipment installed on the premises by the Lessee.

22. Upon mutual agreement of Lessor and Lessee, the name of the office building may be changed.

23. Lessor shall not be responsible or liable to Lessee, its officers, agents, employees, invitees, or licensees, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying persons adjoining premises or any part of the building of which the leased premises are a part, nor for any theft or any damage or injury to person or property occasioned by failure to keep said premises heated, cooled or in repair or occasioned by way of illustration and not limitation, by failure or collapse of the building or any part thereof, or breakage of any plumbing, gas, water, steam, sewage or other pipes, or the bursting, leaking, or running of any water outlet, container, or fixture, in, above, upon, or about said building or premises, nor for injury or damage occasioned by wind, water, snow, or ice, being upon or coming through the roof, skylight, windows, doors, parking, road, and sidewalk areas, or otherwise, nor for any injury or damage arising from the omissions of any utilities or services supplied or to be supplied by Lessor hereunder or from acts of negligence or wilfulness of co-tenants or other occupants of persons in or about the building or service areas, or any owners or occupants in adjoining or contiguous property. Notwithstanding, any other provisions hereof or otherwise, neither party hereto shall be liable to the other and Lessee hereunder shall have no liability to or assert liability against any other Lessee in the building of which the herein demised premises are a part to the extent, if any, that the person damaged receive payment or reimbursement for or on account of any loss or damage caused or alleged to be caused by Lessor in whole or in part or any Lessee in whole or in part, in said building, under any contract or insurance, which at the time of loss permits waiver or bar of insurance subrogation in advance of loss without impairment of coverage.

24. Lessor shall have the right to enter upon the leased premises during reasonable business hours for the purpose of inspecting the same and to enter upon the leased premises at all other times in the case of a need for emergency repairs.

25. In the event any rent shall be due and unpaid or if any default shall be made in any of the agreements or covenants herein contained, or if said leased premises shall be deserted or vacated, as a cumulative remedy, it shall be lawful for the Lessor, its attorneys, representatives and assigns, upon fifteen (15) days written notice of said default to re-enter into and repossess the said premises and to remove and put out Lessee and each and every occupant of Lessee's premises.

26. Lessor covenants that said Lessee, upon payment of all of the aforesaid installments, and performing all of the covenants aforesaid, shall and may peaceful and quietly have, hold, and enjoy the demised premises for the term aforesaid.


27. If Lessor shall, during the period covered by this Lease, obtain possession of said premises by reentry, summary proceedings, or otherwise, the Lessee agrees to pay the Lessor the expense incurred in obtaining possession of said premises and also all expenses and commissions which may be paid in and about the reletting of the same and all other damages.

28. It is agreed that each and every of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other said rights, remedies and benefits allowed by law or equity.

29. One or more waivers of any covenant or condition by the Lessor shall not be construed as a waiver of a further breach of the same covenant or condition.

30. Lessor reserves the right to use in common with other persons and vehicles authorized by Lessor all driveways, parking areas, sidewalks, halls, lobbies, and other common areas and facilities. Lessee agrees to exercise reasonable diligence to prevent blocking of the ingress or egress to common areas by any vehicles belonging to its employees, licensees, or invitees.

31. Lessor may from time to time and in its sole discretion make such reasonable rules and regulations as in the Lessor's judgment may be necessary or advisable for the safety, care and cleanliness of the premises, the building in which the same are located, the common areas and other tenants and occupants of said building and for the preservation of good order in said building and the use and occupancy of the demises premises shall be conditioned upon observance of and compliance with such rules and regulations.

32. Lessee agrees that for a period commencing ninety (90) days prior to termination of this Lease, the Lessor may show the premises to prospective tenants and sixty (60) days prior to the termination of this Lease may display outside the premises the usual and ordinary "To Rent" signs.

33. If Lessee herein holds over after termination of this Lease, tenancy shall be from month-to-month in the absence of a written agreement to the contract. Any month-to-month tenancy resulting from such holdover shall be subject to each and every condition of this Lease, other than fixing of the term.

34. Lessee, at the time of execution of this lease agreement shall deposit with Lessor, a security deposit in the amount of Thirteen Thousand Five Hundred ($13,500.00) Dollars. A deposit will be held by Lessor without liability for interest as security for Lessee's faithful performance of all of the terms, covenants, and conditions of this lease. If tenant fails to keep and perform any of its covenants of this lease, Landlord at its option may appropriate and apply the entire deposit, or as much as may be necessary to compensate Landlord for losses or damages it sustains due to Tenant's breach. In the event the entire deposit or any portion is appropriated or applied to pay overdue rent or other sums due and payable pursuant to this lease, Lessee shall immediately remit to Lessor a sufficient amount of cash to restore the security to the original sum deposited.

35. Lessor shall be liable pursuant to the Americans With Disabilities Act, or any other applicable federal or state laws, of a similar nature be liable solely for the parking lot, entrance door from the exterior into the east foyer, and restroom in the east foyer. Lessee shall be liable for any and all other areas of the building and premises, except for portions occupied by other Lessees.

36. Lessor reserves the right to issue regulations regarding smoking including complete prohibition within the building and upon the premises.

37. Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to Lessee is in writing and hand delivered or addressed to Lessee at Lessee's last known post office address or at the leased premises and deposited in the mail with postage prepaid and if such notice to Lessor is in writing and hand delivered to the last-known post office address of the Lessor and deposited in the mail with postage prepaid. Notice need to be sent to only one Lessee where the Lessee is more than one party.

38.  In this Lease words denoting gender shall be synonymous with each other.

39. The covenants, conditions and agreements made and entered into by the parties are declared binding upon their respective heirs, successors, representatives and assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this day and year first above written.

In the Presence Of:                  LESSOR:

                                     CENTRE BUILDING COMPANY, a
                                     Michigan Partnership

                                     By:
------------------------------          ------------------------------
                                        John A. Boll, Jr.,
                                        Agent for Centre Building Company

------------------------------


                                     LESSEE:

                                     CHATEAU COMMUNITIES, INC.
                                     a Maryland corporation


                                     By:
------------------------------          ------------------------------
                                        Gary McDaniel, Chief Executive Officer

------------------------------


STATE OF MICHIGAN  )
                         ) ss.
COUNTY OF MACOMB   )

     On this ______ day of __________________, 2001, before me personally appeared John A. Boll, Jr. the Agent of Centre Building Company, a Michigan partnership and stated that he executed the foregoing Lease on behalf of the Centre Building Company.


                                        ------------------------------------
                                                               Notary Public
                                              Macomb County, Michigan

My Commission expires:  _________________

STATE OF COLORADO  )
                         ) ss.
COUNTY OF          )

     On this ______ day of __________________, 2001, before me personally appeared Gary McDaniel, Chief Executive Officer of Chateau Communities, Inc., a Maryland corporation and stated that he executed the foregoing Lease on behalf of Chateau Communities, Inc.


                                        ------------------------------------
                                                               Notary Public
                                                  County, Colorado

My Commission expires:  _________________